UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

Medtronic, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota	1-7707	41-0793183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 Medtronic Parkway, Minneapolis, Minnesota 55432

(Address of principal executive offices) (Zip Code)

(763) 514-4000

(Registrant’s telephone number, including area code):

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 25, 2014, the Board effected an amendment to its Amended and Restated Articles of Incorporation by filing Articles of Amendment with the Minnesota Secretary of State. The amendment reflects a change in the Company’s registered agent and registered office to C T Corporation System, Inc., 100 South Fifth Street, Suite 1075, Minneapolis, Minnesota 55402. A copy of the Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 21, 2014, Medtronic, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). The purpose of the Annual Meeting was to: (1) elect ten directors each for a one-year term; (2) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2015; (3) approve, in a non-binding advisory vote, named executive officer compensation; (4) approve the Medtronic, Inc. 2014 Employees Stock Purchase Plan; (5) amend and restate the Company’s Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections; (6) amend and restate the Company’s Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares; (7) amend and restate the Company’s Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares; and (8) amend and restate the Company’s Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares.

At the close of business on June 23, 2014, the record date of the Annual Meeting, the Company had 996,192,332 shares of common stock issued and outstanding. The holders of a total of 840,018,237 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a majority of the issued and outstanding shares on the record date of the Annual Meeting.

The final voting results and the votes used to determine the results for each proposal are set forth below:

1. The shareholders elected each of the ten nominees to the Board to serve for one-year terms, as follows:

	For	For (Percent of Shares Voted)	Withheld	Withheld (Percent of Shares Voted)	Broker Non- Vote
Richard H. Anderson	720,678,651	95.46%	34,238,616	4.54%	85,100,970
Scott C. Donnelly	734,519,133	97.30%	20,398,134	2.70%	85,100,970
Omar Ishrak	717,589,717	95.06%	37,327,550	4.94%	85,100,970
Shirley Ann Jackson, Ph.D.	671,223,191	88.91%	83,694,076	11.09%	85,100,970
Michael O. Leavitt	736,115,315	97.51%	18,801,952	2.49%	85,100,970
James T. Lenehan	741,134,574	98.17%	13,782,693	1.83%	85,100,970
Denise M. O’Leary	730,701,148	96.79%	24,216,119	3.21%	85,100,970
Kendall J. Powell	655,312,127	86.81%	99,605,140	13.19%	85,100,970
Robert C. Pozen	739,532,767	97.96%	15,384,500	2.04%	85,100,970
Preetha Reddy	431,745,153	57.19%	323,172,114	42.81%	85,100,970

2. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

	Votes	Percent of Shares Voted
For	828,283,988	98.60%
Against	9,200,059	1.10%
Abstain	2,534,190	0.30%

3. The shareholders approved, on a non-binding advisory basis, the compensation awarded to the Company’s named executive officers.

	Votes	Percent of Shares Voted
For	722,083,649	95.65%
Against	28,126,025	3.73%
Abstain	4,707,593	0.62%
Broker Non-Vote	85,100,970	N/A

4. The shareholders approved the Medtronic, Inc. 2014 Employees Stock Purchase Plan.

	Votes	Percent of Shares Voted
For	741,832,694	98.27%
Against	10,152,296	1.34%
Abstain	2,932,277	0.39%
Broker Non-Vote	85,100,970	N/A

5. The shareholders did not approve the proposal to amend and restate the Company’s Articles to provide for a majority vote in uncontested elections of directors.

	Votes	Percent of Shares Outstanding
For	742,188,381	74.50%
Against	9,803,199	0.98%
Abstain	2,925,687	0.29%
Broker Non-Vote	85,100,970	8.54%

6. The shareholders did not approve the proposal to amend and restate the Company’s Articles to allow changes to the size of the board of directors upon the affirmative vote of a simple majority of shares.

	Votes	Percent of Shares Outstanding
For	740,042,429	74.29%
Against	11,770,773	1.18%
Abstain	3,104,065	0.31%
Broker Non-Vote	85,100,970	8.54%

7. The shareholders did not approve the proposal to amend and restate the Company’s Articles to allow removal of a director upon the affirmative vote of a simple majority of shares.

	Votes	Percent of Shares Outstanding
For	742,754,586	74.56%
Against	9,560,819	0.96%
Abstain	2,601,862	0.26%
Broker Non-Vote	85,100,970	8.54%

8. The shareholders did not approve the proposal to amend and restate the Company’s Articles to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares.

	Votes	Percent of Shares Outstanding
For	734,568,208	73.74%
Against	16,350,080	1.64%
Abstain	3,998,979	0.40%
Broker Non-Vote	85,100,970	8.54%

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired: None.

(b) Pro Forma Financial Information: None.

(c) Shell Company Transactions: None.

(d) Exhibits:

3.1 Medtronic, Inc. Amended and Restated Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.

	By	/s/ Gary L. Ellis
Date: August 26, 2014		Gary L. Ellis
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Medtronic, Inc.

Form 8-K Current Report

Exhibit No.	Description

3.1	Medtronic, Inc. Amended and Restated Articles of Incorporation.